Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2026 Third Quarter Results
Revenue Up 28% Compared to Q3 FY25
Adjusted Net Income Up 34% Compared to Q3 FY25
Adjusted EBITDA Up 24% Compared to Q3 FY25
Record Backlog of $3.36 Billion
Company Raises FY26 Outlook

DOTHAN, AL, August 7, 2026 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways in local markets throughout the Sunbelt, today reported financial and operating results for the fiscal third quarter ended June 30, 2026.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “Our strong third quarter results reflect the continued execution of our operating strategy and the dedication of our teams throughout the CPI family of companies. During the quarter, we delivered revenue growth of 28% and Adjusted EBITDA growth of 24%, despite the impact of energy cost inflation and extremely wet weather in May across many of our markets. These results underscore the resilience of our decentralized operating model, the strength of our local market strategy, and our ability to consistently execute across diverse market conditions. Demand for both public infrastructure and commercial construction projects remained healthy throughout our markets, driving backlog to a record $3.36 billion and providing continued visibility into future growth.”
Revenues were $999.4 million in the third quarter of fiscal 2026, an increase of 28.2% compared to $779.3 million in the same quarter last year.
Gross profit was $168.4 million in the third quarter of fiscal 2026, compared to $131.8 million in the same quarter last year.
General and administrative expenses were $63.1 million in the third quarter of fiscal 2026, compared to $51.0 million in the same quarter last year, and as a percentage of total revenues, decreased 20 basis points to 6.3%, compared to 6.5% in the same quarter last year.
Net income was $59.6 million in the third quarter of fiscal 2026, compared to net income of $44.0 million in the same quarter last year.
Adjusted net income(1) was $60.6 million in the third quarter of fiscal 2026, compared to Adjusted net income of $45.2 million in the same quarter last year. Using Adjusted net income, diluted earnings per share would have been $1.08 for the third quarter of fiscal 2026, compared to $0.81 in the same quarter last year.
Adjusted EBITDA(1) in the third quarter of fiscal 2026 was $163.0 million, an increase of 23.8% compared to $131.7 million in the same quarter last year.
Project backlog was a record $3.36 billion at June 30, 2026, compared to $2.94 billion at June 30, 2025 and $3.14 billion at March 31, 2026.
Smith added, “Earlier this month, we were pleased to expand our Oklahoma footprint through the acquisition of Ellsworth Construction, which further strengthens our presence into two of the fastest-growing markets in the Sunbelt. Ellsworth adds experienced employees, strategically located facilities, and a strong reputation for execution, enhancing our ability to serve the rapidly growing Tulsa and Oklahoma City metropolitan areas. The acquisition also expands our capabilities in the fast-growing data center construction market, where Ellsworth has established a strong presence that complements Overland’s extensive data
(1) Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

center portfolio in North Texas. Based on our strong third quarter performance and the expected contribution from Ellsworth, we are raising our fiscal 2026 guidance. We remain on track to deliver sustained revenue growth, expanding profitability, and continued progress toward achieving our ROAD 2030 objectives.”
Fiscal 2026 Outlook
The Company is raising its outlook for fiscal year 2026 with regard to revenue, net income, Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin as follows:
•Revenue in the range of $3.640 billion to $3.680 billion
•Net income in the range of $165.0 million to $168.0 million
•Adjusted net income(1) in the range $177.6 million to $181.4 million
•Adjusted EBITDA(1) in the range of $559.0 million to $569.0 million
•Adjusted EBITDA margin(1) in the range of 15.36% to 15.46%
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “CPI continues to create long-term shareholder value through the disciplined execution of our proven growth strategy, combining strong organic growth with strategic acquisitions that expand our platforms across the Sunbelt, increase scale, and enhance operating efficiencies. Supported by a strong balance sheet, experienced leadership team, and healthy customer funding for both public and private construction projects, we believe CPI is well positioned to continue growing and compounding value. The Board and I remain highly confident in CPI’s long-term strategy, competitive position, and our ability to capitalize on the significant opportunities ahead.”
Conference Call
The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the fiscal quarter ended June 30, 2026. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating in local markets throughout the Sunbelt in Alabama, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the Company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:
Rick Black
Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income
(unaudited in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2026	2025	2026	2025
Revenues	$999,418	$779,277	$2,578,083	$1,912,507
Cost of revenues	831,030	647,467	2,189,342	1,632,776
Gross profit	168,388	131,810	388,741	279,731
General and administrative expenses	(63,145)	(51,026)	(188,242)	(141,954)
Acquisition-related expenses	(1,771)	(1,816)	(15,880)	(22,174)
Gain on sale of property, plant and equipment, net	5,912	3,975	12,557	8,437
Operating income	109,384	82,943	197,176	124,040
Interest expense, net	(30,292)	(25,239)	(83,252)	(64,961)
Other income	44	246	67	508
Income before provision for income taxes and earnings from investment in joint venture	79,136	57,950	113,991	59,587
Provision for income taxes	19,581	13,903	28,050	14,364
Loss from investment in joint venture	—	—	(1)	(12)
Net income	59,555	44,047	85,940	45,211
Other comprehensive income (loss), net of tax
Unrealized (loss) on interest rate swap contract, net	(431)	(1,996)	(1,583)	(2,017)
Unrealized gain (loss) on restricted investments, net	(22)	102	(144)	—
Other comprehensive loss	(453)	(1,894)	(1,727)	(2,017)
Comprehensive income	$59,102	$42,153	$84,213	$43,194

Net income per share attributable to common stockholders:
Basic	$1.07	$0.80	$1.54	$0.82
Diluted	$1.06	$0.79	$1.53	$0.82

Weighted average number of common shares outstanding:
Basic	55,906,306	55,164,260	55,876,027	54,853,715
Diluted	56,269,949	55,654,653	56,187,735	55,302,958

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	September 30,
	2026	2025
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$94,547	$156,062
Restricted cash	112	2,953
Contracts receivable including retainage, net	593,468	549,884
Costs and estimated earnings in excess of billings on uncompleted contracts	60,849	45,340
Inventories	185,273	155,133
Prepaid expenses and other current assets	27,024	25,459
Total current assets	961,273	934,831
Property, plant and equipment, net	1,295,692	1,153,070
Operating lease right-of-use assets	104,845	76,355
Goodwill	1,139,332	943,309
Intangible assets, net	74,368	79,230
Investment in joint venture	—	72
Restricted investments	10,870	23,176
Other assets	25,628	28,813
Total assets	$3,612,008	$3,238,856
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$319,886	$284,218
Billings in excess of costs and estimated earnings on uncompleted contracts	149,337	129,300
Current portion of operating lease liabilities	30,340	19,867
Current maturities of long-term debt	41,500	38,500
Accrued expenses and other current liabilities	72,950	110,163
Total current liabilities	614,013	582,048
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	1,744,666	1,573,614
Operating lease liabilities, net of current portion	75,078	57,201
Deferred income taxes, net	102,279	80,079
Other long-term liabilities	35,236	33,951
Total long-term liabilities	1,957,259	1,744,845
Total liabilities	2,571,272	2,326,893
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at June 30, 2026 and September 30, 2025	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 48,732,839 shares issued and 47,924,747 shares outstanding at June 30, 2026 and 47,963,617 shares issued and 47,406,498 shares outstanding at September 30, 2025	48	47
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,481,568 shares issued and 8,549,118 shares outstanding at June 30, 2026 and 11,463,770 shares issued and 8,538,165 shares outstanding at September 30, 2025	12	12
Additional paid-in capital	615,510	541,179
Treasury stock, Class A common stock, par value $0.001, at cost, 808,092 shares at June 30, 2026 and 557,119 shares at September 30, 2025	(63,574)	(34,589)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,932,450 shares at June 30, 2026 and 2,925,605 shares at September 30, 2025	(16,833)	(16,046)
Accumulated other comprehensive income, net	2,642	4,369
Retained earnings	502,931	416,991
Total stockholders’ equity	1,040,736	911,963
Total liabilities and stockholders’ equity	$3,612,008	$3,238,856

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Nine Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$85,940	$45,211
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation, depletion, accretion and amortization	135,278	107,741
Amortization of deferred debt issuance costs	2,004	3,379
Provision for bad debt	556	260
Gain on sale of property, plant and equipment	(12,557)	(8,437)
Realized loss on sales, calls and maturities of restricted investments	18	81
Share-based compensation expense	31,195	27,961
Distribution of earnings from investment in joint venture	71	—
Loss from investment in joint venture	1	12
Deferred income tax expense (benefit)	22,658	(300)
Other non-cash adjustments	(617)	(665)
Changes in operating assets and liabilities, net of business acquisitions:
Contracts receivable including retainage	(13,859)	6,159
Costs and estimated earnings in excess of billings on uncompleted contracts	(11,298)	(22,577)
Inventories	(18,279)	(4,880)
Prepaid expenses and other current assets	(1,905)	5,422
Other assets	1,496	(3,119)
Accounts payable	16,028	15,975
Billings in excess of costs and estimated earnings on uncompleted contracts	8,510	(9,481)
Accrued expenses and other current liabilities	(578)	17,543
Other long-term liabilities	(3,803)	(967)
Net cash provided by operating activities, net of business acquisitions	240,859	179,318
Cash flows from investing activities:
Purchases of property, plant and equipment	(144,239)	(104,886)
Proceeds from sale of property, plant and equipment	24,398	11,250
Proceeds from sales, calls and maturities of restricted investments	16,022	8,351
Business acquisitions, net of cash acquired	(337,429)	(935,663)
Purchase of restricted investments	(3,753)	(12,182)
Net cash used in investing activities	(445,001)	(1,033,130)
Cash flows from financing activities:
Proceeds from revolving credit facility	263,500	218,438
Proceeds from issuance of long-term debt, net of debt issuance costs	294,923	833,524
Settlement of stock awards	(2,490)	—
Repayments of long-term debt	(386,375)	(137,726)
Purchase of treasury stock	(29,772)	(20,803)
Net cash provided by financing activities	139,786	893,433
Net change in cash, cash equivalents and restricted cash	(64,356)	39,621
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	159,015	76,684
Cash, cash equivalents and restricted cash, end of period	$94,659	$116,305

Supplemental cash flow information:
Cash paid for interest	$80,230	$58,151
Cash paid for income taxes	$5,204	$3,576
Cash paid for operating lease liabilities	$23,315	$11,699
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$47,180	$17,620
Property, plant and equipment financed with accounts payable	$9,849	$5,693
Amounts payable to sellers in business combinations, net	$673	$64,938

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) share-based compensation expense, (v) loss on the extinguishment of debt, and (vi) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted net income represents net income before (i) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws, and (ii) nonrecurring fees associated with financing arrangements incurred in connection with transformative acquisitions. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to (i) Adjusted net income and (ii) Adjusted EBITDA (with the resulting calculation of Adjusted EBITDA margin) for the applicable periods.
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Three Months Ended June 30, 2026 and 2025
(in thousands, except percentages)

	For the Three Months Ended June 30,
	2026	2025
Net income	$59,555	$44,047
Interest expense, net	30,292	25,239
Provision for income taxes	19,581	13,903
Depreciation, depletion, accretion and amortization	43,979	39,294
Share-based compensation expense	8,242	8,564
Transformative acquisition expenses	1,373	663
Adjusted EBITDA	$163,022	$131,710
Revenues	$999,418	$779,277
Adjusted EBITDA margin	16.3%	16.9%
Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Three Months Ended June 30, 2026 and 2025
(in thousands)

	For the Three Months Ended June 30,
	2026	2025
Net income	$59,555	$44,047
Transformative acquisition expenses	1,373	663
Financing fees related to transformative acquisition	—	920
Tax impact due to above reconciling items	(336)	(382)
Adjusted net income	$60,592	$45,248

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2026 Updated Outlook
(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2026
	Low	High
Net income	$165,000	$168,000
Interest expense, net	112,500	113,500
Provision for income taxes	53,500	54,500
Depreciation, depletion, accretion and amortization	181,000	184,000
Share-based compensation expense	31,500	32,500
Transformative acquisition expenses	15,500	16,500
Adjusted EBITDA	$559,000	$569,000
Revenues	$3,640,000	$3,680,000
Adjusted EBITDA margin	15.36%	15.46%
Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Year 2026 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2026
	Low	High
Net income	$165,000	$168,000
Transformative acquisition expenses	15,500	16,500
Financing fees related to transformative acquisition	1,200	1,200
Tax impact due to above reconciling items	(4,100)	(4,300)
Adjusted net income	$177,600	$181,400